EXHIBIT 14.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 20-F) Tefron Ltd. of our report dated March 28, 2007, with respect to the consolidated financial statements of Tefron Ltd., included in the 2006 Annual Report to Shareholders of Tefron Ltd.

We consent to the incorporation by reference in the following Registration
Statements:

     1. Previously filed Registration Statement on Form S-8 (Nos. 333-111932 and 333-139021) pertaining to the employee stock option plan and

     2.   Previously filed Registration Statement on Form F-3 (No. 333-128847)

of our report dated March 28, 2007, with respect to the consolidated financial statements of Tefron Ltd. included in this Annual Report (Form 20-F) of Tefron.

                                            /s/ Kost Forer Gabbay & Kasierer
                                            --------------------------------
                                            Kost Forer Gabbay & Kasierer
                                            A Member of Ernst & Young Global

Tel Aviv, Israel
March 29, 2007